EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Interep National Radio Sales, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), I, Ralph C. Guild, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2006	/s/ RALPH C. GUILD
Ralph C. Guild Chairman of the Board and Chief Executive Officer